UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SK hynix Inc.

(Exact name of registrant as specified in its charter)

The Republic of Korea	98-0389479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2091, Gyeongchung-daero Bubal-eup, Icheon-si Gyeonggi-do, Korea	17336
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one-tenth of a common share	The Nasdaq Stock Market LLC

Common shares, par value ~~W~~5,000 per share*	The Nasdaq Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-296987.

Securities to be registered pursuant to Section 12(g) of the Act: None

*

Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC. The American Depositary Shares represent common shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

For a description of the securities of SK hynix Inc. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the headings “Description of Articles of Incorporation and Capital Stock” and “Description of American Depositary Shares” contained in the Registrant’s Registration Statement on Form F-1 (File No. 333-296987), filed with the U.S. Securities and Exchange Commission (the “Commission”), including, without limitation, any post-effective amendment filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the U.S. Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 9, 2026

SK HYNIX INC.

/s/ Hyung Mo Yang
Name: Hyung Mo Yang
Title: Head of Financial Management